SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

 SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2006

AVAYA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15951	22-3713430
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

211 Mount Airy Road
Basking Ridge, NJ	07920
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

      (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

In accordance with SEC Release No. 33-8126, the following information is furnished under Item 2.02, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 24, 2006, Avaya Inc. (the “Company”) issued a press release reporting financial results for the fiscal quarter ended June 30, 2006 and held a public webcast in connection with the issuance of the press release. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated into this Form 8-K by reference.

The Company provides its adjusted effective tax rate in the webcast presentation as additional information to help investors better understand its financial results.  This is a non-GAAP financial measure.  This measure excludes the impact of certain items that the Company believes may affect the comparability of its historical results of operations.  The webcast presentation also includes a slide relating to net cash.  This financial measure is a non-GAAP financial measure.

A “non-GAAP financial measure” is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Pursuant to the requirements of Regulation G, the Company has included a comparison of such non-GAAP financial measure to the most directly comparable GAAP financial measure in the Company’s supplementary materials, which are available on the Avaya investor relations website at www.avaya.com/investors.

Management believes that the presentation of its adjusted effective tax rate, which excludes the effects of certain items, provides investors with a more meaningful understanding of the Company’s effective tax rate for the quarter.  In addition, the Company’s management uses this measure when reviewing the Company’s financial results.  In addition, management believes that the presentation of net cash in the supplementary materials provides useful information to investors about the Company’s ability to satisfy its debt obligations with currently available funds.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP.

Item 2.06.   Material Impairments.

On July 19, 2006, management and the Board of Directors of the Company determined that the Company would record a non-cash pre-tax impairment charge of approximately $28 million in the third quarter of fiscal 2006.  This charge is related to the development of three applications of internal use software designed to simplify the process of creating tickets for service orders, the process of taking an order through our systems and simplifying other aspects of our financial systems.

The impairment was recognized and measured in accordance with the provisions of FASB Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  As a result of an evaluation done during the third quarter of fiscal 2006, the Company determined that it was no longer probable that the software programs being developed will be completed and placed in service, based upon the indication that new technologies introduced in the marketplace will be used in its place, in addition to programming difficulties which would have reduced the efficiency of the internally developed software programs.  Therefore, the software programs must be reported at the lower of the carrying amount or fair value, which was determined to be zero.

The Company does not anticipate any future cash expenditures resulting from this impairment charge.  The charge has been reported in the selling, general and administrative expenses line item in the Company’s Consolidated Statements of Income for the three and nine months ended June 30, 2006.

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Chief Executive Officer

On July 24, 2006, the Company announced that its Chairman and Chief Executive Officer, Donald K. Peterson, has stepped down as President and Chief Executive Officer effective immediately.  Mr. Peterson will remain Chairman of the Board of Directors until September 30, 2006.  Louis J. D’Ambrosio, who has been the Company’s Senior Vice President and President, Global Sales and Marketing since November 2005, has been elected by the Company’s Board of Directors to become President and Chief Executive Officer.

Mr. D’Ambrosio was the Company’s Group Vice President, Global Sales, Channels & Marketing from January 2004 until November 2005, and was the Group Vice President, Avaya Global Services from the time he joined the Company in December 2002 until December 2003.  Prior to December 2002, he served in a number of executive positions with International Business Machines Corporation, including most recently as Vice President of Worldwide Sales and Marketing—Software Business. Mr. D’Ambrosio joined IBM in 1987.

A copy of the press release is attached as Exhibit 99.2 hereto and incorporated into this Form 8-K by reference.

Appointment of Chief Operating Officer

The Company also announced on July 24, 2006 the appointment of Michael Thurk, its Senior Vice President and President, Global Communications Solutions since November 2005, to the newly-created position of Chief Operating Officer. Mr. Thurk was the Company’s Group Vice President, Global Communications Solutions from October 2004 until November 2005, the Group Vice President, Enterprise Communications Group from August 2002 until September 2004 and the Group Vice President, Systems, from January 2002 until July 2002.  Prior to joining Avaya, Mr. Thurk held various positions at Ericsson from June 1998 until December 2001, including President, Ericsson Datacom Inc. and Vice President, Division Data Backbone and Optical Networks.

A copy of the press release is attached as Exhibit 99.2 hereto and incorporated into this Form 8-K by reference.

Election of Director

On July 23, 2006, the Board of Directors of the Company elected Frank J. Fanzilli to its Board of Directors, with an effective date of August 3, 2006.  In connection with Mr. Fanzilli’s election, the Board of Directors increased its size to 11.

The Board of Directors has not yet appointed Mr. Fanzilli to any committee.  The Board of Directors will consider the independence of Mr. Fanzilli under the New York Stock Exchange listing standards and the Company’s independence guidelines at the next meeting of its Governance Committee.

A copy of the press release is attached as Exhibit 99.3 hereto and incorporated into this Form 8-K by reference.

Item 9.01.   Financial Statements and Exhibits.

(c)          Exhibits.

99.1	Press Release issued by Avaya Inc. dated July 24, 2006

99.2	Press Release issued by Avaya Inc. dated July 24, 2006

99.3	Press Release issued by Avaya Inc. dated July 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: July 24, 2006	By:	/s/ Garry K. McGuire
		Name:	Garry K. McGuire
		Title:	Chief Financial Officer and
Senior Vice President,
Corporate Development

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release of Avaya Inc. dated July 24, 2006

99.2	Press Release of Avaya Inc. dated July 24, 2006

99.3	Press Release of Avaya Inc. dated July 24, 2006